Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 4:30 PM ET, June 16, 2008

eOn Communications Reports Third Quarter Results

SAN JOSE, CA (June 16, 2008) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of telecommunications solutions, today reported third quarter fiscal 2008 results.

Net loss for the quarter was $1,204,000, or ($0.44) per common share, compared to a net income of $20,000, or $0.00 per common share in the quarter ended April 30, 2007. The loss for this quarter included $408,000 from the closure of India operations and associated severance costs. Revenue for the quarter was $1,514,000 (including related party revenue of $127,000) compared to $3,554,000 (including related party revenue of $195,000) for the quarter ended April 30, 2007.

Net loss for the nine months was $3,114,000 or ($1.14) per common share, compared to a net loss of $955,000 or ($0.36) per common share for the nine months ended April 30, 2007. The net loss for the nine months ended April 30, 2008 included a loss from discontinued operations of $584,000 or ($0.21) per common share. Revenue for the nine months was $5,390,000 (including related party revenue of $343,000) a decrease of 30% compared to $7,749,000 (including related party revenue of $363,000) for the nine months ended April 30, 2007.

Cash, cash equivalents and marketable securities decreased 76% to $1,360,000 from $5,656,000 as of July 31, 2007 primarily as a result of funding operating losses for the nine month period, the $900,000 investment in the Symbio Group and reclassification of $925,000 in auction rate marketable securities to long term

“We are very disappointed with these results and are continuing restructuring to improve the Company’s performance and return us to profitability,” stated David Lee, eOn’s chairman and chief executive officer.

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

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Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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eOn Communications Corporation

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

Unaudited

	Three Months Ended April 30,		Nine Months Ended April 30,
	2008	2007	2008	2007
REVENUE
Third party revenue	$1,387	$3,359	$5,047	$7,386
Related party revenue	127	195	343	363

Net revenue	1,514	3,554	5,390	7,749

COST OF REVENUE
Third party cost of revenue	635	1,487	2,103	2,944
Related party cost of revenue	116	180	316	336

Cost of revenue	751	1,667	2,419	3,280

Gross profit	763	1,887	2,971	4,469

OPERATING EXPENSE
Selling, general and administrative	1,150	1,086	3,297	3,263
Research and development	703	715	2,140	2,225
Other expense	123	(2)	160	28

Total operating expense	1,976	1,799	5,597	5,516

Loss from continuing operations	(1,213)	88	(2,626)	(1,047)

Interest income	16	59	96	219

(Loss) income from continuing operations before income taxes	(1,197)	147	(2,530)	(828)

Income tax expense	—	—	—	—

(Loss) income from continuing operations after income taxes	(1,197)	147	(2,530)	(828)

DISCONTINUED OPERATIONS
Loss from discontinued operations including income on disposal of $13 for the three and nine months ended April 30, 2008, net of tax of $0	(7)	(127)	(584)	(127)

Loss from discontinued operations	(7)	(127)	(584)	(127)

Net (loss) income	$(1,204)	$20	$(3,114)	$(955)

COMPREHENSIVE INCOME (LOSS)
Net (loss) income	$(1,204)	$20	$(3,114)	$(955)
Unrealized losses on available-for-sale securities	$(75)	$—	$(75)	$—
Foreign currency translation adjustment	37	—	102	—

Comprehensive (loss) income	$(1,242)	$20	$(3,087)	$(955)

Weighted average shares outstanding:
Basic	2,734	2,713	2,722	2,712
Diluted	2,734	2,740	2,722	2,712

Basic (loss) income per share:
From continuing operations	$(0.44)	$0.05	$(0.93)	$(0.31)
From discontinued operations, net of tax	—	(0.05)	(0.21)	(0.05)

Basic (loss) per share	$(0.44)	$—	$(1.14)	$(0.36)

Diluted (loss) income per share:
From continuing operations	$(0.44)	$0.05	$(0.93)	$(0.31)
From discontinued operations, net of tax	—	(0.05)	(0.21)	(0.05)

Diluted (loss) per share	$(0.44)	$—	$(1.14)	$(0.36)

eOn Communications Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	April 30, 2008	July 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,360	$2,256
Marketable securities	—	3,400
Trade accounts receivable, net of allowance of $718 and $694, respectively	1,088	1,781
Trade accounts receivable - related party	40	117
Inventories	2,795	2,348
Prepaid and other current assets	313	118
Current assets of discontinued operations	—	119

Total current assets	5,596	10,139

Property and equipment, net	216	298
Intangibles, net	272	334
Investments	1,200	300
Long-term marketable securities	925	—
Non-current assets of discontinued operations	—	135

Total assets	$8,209	$11,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$417	$432
Trade accounts payable - related party	250	337
Accrued expenses and other	1,256	1,205
Current liabilities of discontinued operations	—	16

Total current liabilities	1,923	1,990

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $0.005 par value (10,000,000 shares authorized, 2,869,608 and 2,849,629 shares issued, respectively)	14	14
Additional paid-in capital	55,926	55,769
Treasury stock, at cost (135,380 shares)	(1,502)	(1,502)
Accumulated deficit	(48,179)	(45,065)
Accumulated other comprehensive income	27	—

Total stockholders’ equity	6,286	9,216

Total liabilities and stockholders’ equity	$8,209	$11,206

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